Exhibit 107

Calculation of Filing Fee Tables

…………..

F-1

Lion Group Holding Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	$763.70	Class A Ordinary Shares, par value $0.0001 per share, issuable upon exercise of the Series D Warrant(2)	457(o)	2,800,000	$2.50	$7,000,000	0.0000927	$763.70
Fees Previously Paid	$788.33	Class A Ordinary Shares, par value $0.0001 per share, issuable upon exercise of the Series E Warrant(2)	457(o)	3,612,860	$2.00	$7,225,720	0.0000927	$788.33
Fees Previously Paid	$985.41	Class A Ordinary Shares, par value $0.0001 per share, issuable upon exercise of the Series F Warrant(2)	457(o)	3,612,860	$2.50	$9,032,150	0.0000927	$985.41
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$23,257,87
	Total Fees Previously Paid							$2,537.44
	Total Fee Offsets							-
	Net Fee Due							-

(1)	Represents the maximum number of Class A Ordinary Shares, represented by American Depositary Shares (“ADSs”), each representing one Class A Ordinary Share, offered by the selling shareholder named in this registration statement.
(2)	Represents the registrant’s ADSs issuable upon exercise of the 2021 Registrable Warrants. The 2021 Registrable Warrants were previously issued to the selling shareholder named in this registration statement. According to the Securities Purchase Agreement dated December 13, 2021, between the holders of the 2021 Registrable Warrants and the Company: (i) the exercise price of the Series D Warrants was adjusted to $2.50; (ii) the exercise price of the Series E Warrants was adjusted to $2.00; and (iii) the exercise price of the Series F Warrants was adjusted to $2.50.